UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: June 17, 2019

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA     94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01—Entry into a Material Definitive Agreement.

On June 17, 2019, NovaBay Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) for the sale of an aggregate of 1,371,427 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), and warrants (the “Warrants”) exercisable for 1,371,427 Shares (the “Warrant Shares”) to accredited investors for an aggregate purchase price of $2,400,000 (the “Private Placement”). For every one (1) Share purchased at $1.75 per share, each purchaser will receive a Warrant to purchase one Share, with such Warrants having a one (1)-year term and an exercise price of $0.87, callable by the Company if the closing price of the Company’s common stock, as reported on the NYSE American, is $1.00 or greater. The Private Placement is expected to close in June 2019, following the satisfaction of certain closing conditions specified in the Purchase Agreement.

The purchasers include Xiao Rui Liu, who has agreed to purchase 571,428 Shares and 571,428 Warrants, Hai Dong Pang, who has agreed to purchase 228,571 Shares and 228,571 Warrants, and Ping Huang, who has agreed to purchase 571,428 Shares and 571,428 Warrants (the “Purchasers”). China Kington Asset Management Co. Ltd. (the “China Kington”) has agreed to serve as placement agent in exchange for a commission equal to six percent (6%) of the gross proceeds received by the Company upon the closing of the Private Placement. A description of the material relationships between the Company and China Kington was previously reported in the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2019, and such description is incorporated herein by reference.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers (including for certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”)), and other obligations of the parties and termination provisions. The foregoing description of the terms of the Purchase Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Form of Warrants, which are attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and are incorporated herein by reference. The Purchase Agreement and the Form of Warrants has been included to provide investors and security holders with information regarding their terms, and they are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement as of a specific date and were solely for the benefit of the parties to such agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

The Shares, Warrants and Warrant Shares to be issued by the Company pursuant to the Purchase Agreement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D, and in reliance on similar exemptions under applicable state laws.

Item 3.02—Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of the Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01.     Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

4.1	Form of Warrant
10.1	Securities Purchase Agreement, dated June 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin Hall
Justin Hall
President & Chief Executive Officer and General Counsel

Dated: June 19, 2019